POWER OF ATTORNEY


	I, Charles A. Ruffel, appoint each of Mark P. Tellini, R. Scott McMillen, Gwen
J. Zeisler and Jamal D. Modir of The Charles Schwab Corporation (the "Company"),
  signing singly, as my attorney-in-fact to:

       (1)	Execute on my behalf and in my capacity as an officer and/or director of the Company, Forms 3, 4 and 5 (the "Form" or "Forms") in accordance with
Section 16 of the Securities Exchange Act of 1934, as amended by the
Sarbanes-Oxley Act of 2002, and the rules thereunder;

       (2)	Perform any and all acts on my behalf which may be necessary or desirable to complete and execute any Form and timely file such Form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

       (3)	Take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

       I grant to each such attorney-in-fact full power and authority to do and perform any act necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present. I ratify and confirm all that such attorney-in-fact shall lawfully do by the rights and powers granted by this Power of Attorney. Each attorney-in-fact shall have full power of substitution or revocation.

       I acknowledge that the attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       This Power of Attorney shall remain in full force and effect until I am no longer required to file the Forms with respect to my holdings of and transactions in securities issued by the Company, unless (i) I earlier revoke it in a signed writing delivered to the Office of the Corporate Secretary of the
Company, or (ii) with respect to each individual attorney-in-fact, upon their retirement or termination of employment with the Company.
													/s/								/s/
Witness						Charles A. Ruffel


								 					/s/
Witness						Date: May 5, 2018